Exhibit 10.1

EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Expense Support and Conditional Reimbursement Agreement (this “Agreement”), is made as of June 7, 2011 by and among Corporate Capital Trust, Inc. (the “Company”), CNL Fund Advisors Company (the “Advisor”) and KKR Asset Management LLC (the “Sub-Advisor”). The Advisor and Sub-Advisor are collectively referred to as the “Advisors.”

WHEREAS, the Company maintains on file with the U.S. Securities and Exchange Commission an effective registration statement on Form N-2 (File Nos. 333-167730 and 814-00827) covering the continuous offering and sale of the Company’s common stock pursuant to the Securities Act of 1933 (the “Registration Statement”);

WHEREAS, the Company and the Advisor have entered into an Investment Advisory Agreement dated as of March 18, 2011 (the “Advisory Agreement”), and the Advisor, the Sub-Advisor and the Company have entered into an Investment Sub-Advisory Agreement dated as of March 18, 2011 (the “Sub-Advisory Agreement”, and together with the Advisory Agreement, the “Advisory Agreements”); and

WHEREAS, the Company and the Advisors have determined that it is appropriate and in the best interests of the Company to reduce the Company’s operating expenses until the Company has achieved economies of scale sufficient to ensure that it bears a reasonable level of expense in relation to its investment income.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	EXPENSE SUPPORT PAYMENTS

During the period beginning at the time that the Company satisfies the “minimum offering requirement” (as such term is defined in the Registration Statement) and ending on September 30, 2011 (the “Expense Support Payment Period”), the Advisor and Sub-Advisor each hereby agrees to pay to the Company 50% of all Operating Expenses (as defined herein) for each month during the Expense Support Payment Period in which the Company’s board of directors (the “Board”) declares a Distribution (as defined below); provided, that each Advisor hereby agrees and confirms that, it shall be jointly and severally liable to the Company for the 50% of Operating Expenses payable by the other Advisor to the extent the other Advisor fails to make such payment. Any payment made by an Advisor pursuant to the preceding sentence shall be referred to herein as an “Expense Support Payment.” The Advisors’ obligation to make Expense Support Payments for any month during the Expense Support Payment Period in an aggregate amount equal to all Operating Expenses during such month shall automatically become a joint and several liability of the Advisors and the right to such Expense Support Payment shall be an asset of the Company immediately upon the Board’s declaration of a Distribution. The Expense Support Payment for any month shall be paid by the Advisors to the Company in any combination of cash or other immediately available funds, and/or offsets against amounts due from the Company to the Advisors, no later than five business days after the end of such month.

For purposes of this Agreement (a) “Distribution” means any distribution payable to shareholders of the Company at the time such distribution is declared by the Board; and (b) “Operating Expenses” for any period means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, including, without limitation, advisory fees payable pursuant to the Advisory Agreements and interest on indebtedness for such period, if any;

2.	CONDITIONAL REIMBURSEMENT

The Company hereby agrees to reimburse the Advisors in an amount, in the aggregate, equal to the aggregate Expense Support Payments, the repayment of each Expense Support Payment to be made within a period not to exceed three years from the end of the fiscal year in which such Expense Support Payment is made by an Advisor. The Company agrees to reimburse the Advisors pro rata based on the total aggregate Expense Support Payments made by each Advisor. Reimbursement shall be made as promptly as possible, but only to the extent it does not cause the Company’s Other Operating Expenses to exceed 1.91% of net assets attributable to common shares (as such term is used in the Registration Statement) after taking such payment into account.

“Other Operating Expenses” shall mean all of the Company’s Operating Expenses, excluding organization and offering expenses, advisor fees and advisor incentive fees, financing fees and interest, and brokerage commissions and extraordinary expenses.

3.	TERM AND TERMINATION OF AGREEMENT.

3.1 TERM OF AGREEMENT. This Agreement shall become effective immediately upon the date of the Board’s first declaration of a Distribution. Once effective, this Agreement shall remain in effect until December 31, 2014, unless otherwise terminated pursuant to Section 3.2. If an Expense Support Payment has not been reimbursed prior to the end of the third fiscal year following the date such Expense Support Payment was made, the Company’s obligation to pay such Expense Support Payment shall automatically terminate, and be of no further effect.

3.2 TERMINATION OF AGREEMENT. This Agreement may be terminated by the Advisors acting jointly hereto upon written notice to the Company, except that once effective, the Advisors may not terminate their obligations under Section 1. This Agreement shall automatically terminate in the event of (a) the termination by the Company of either the Advisory Agreement or Sub-Advisory Agreement or (b) the dissolution or liquidation of the Company. Notwithstanding any provision to the contrary, if this Agreement terminates automatically pursuant to clause (a) of this Section 3.2, the Company agrees to make a repayment to the Advisors in an amount equal to all Expense Support Payments not previously reimbursed. Such repayment shall be made to the Advisors, pro rata based on the aggregate unreimbursed Expense Support Payments made by each Advisor, not later than 30 days after the termination of this Agreement.

4.	MISCELLANEOUS.

4.1 HEADINGS. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

4.2 INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflicts of laws provisions) and the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). To the extent that the applicable laws of the State of New York or any of the provisions herein, conflict with the applicable provisions of the 1940 Act or the Advisers Act, the latter shall control. Further, nothing herein contained shall be deemed to require the Company to take any action contrary to the Company’s Amended and Restated Articles of Incorporation or Amended and Restated By-Laws, as each may be amended or restated, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Company.

4.3 SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

4.4 AMENDMENTS and COUNTERPARTS. This Agreement may only be amended by mutual written consent of the parties. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall, together, constitute only one instrument.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first above written.

CORPORATE CAPITAL TRUST, INC.

By:	/s/ Andrew A. Hyltin
Name:	Andrew A. Hyltin
Title:	President and CEO

CNL FUND ADVISORS COMPANY

By:	/s/ Paul S. Saint-Pierre
Name:	Paul S. Saint-Pierre
Title:	CFO, Sr. Vice President and Treasurer

KKR ASSET MANAGEMENT LLC

By:	/s/ William C. Sonneborn
Name:	William C. Sonneborn
Title:	Chief Executive Officer

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